Exhibit 99.1
T-3 Energy Services, Inc. to Present at the Howard Weil 37th Annual
Energy Conference
HOUSTON, TEXAS, (PRIMEZONE WIRE) — March 20, 2009. T-3 Energy Services, Inc. (“T-3 Energy”) (NASDAQ:TTES — News) announced today that Chairman and Chief Executive Officer, Gus D. Halas, will present at the Howard Weil 37th Annual Energy Conference in New Orleans on Thursday, March 26, 2009 at 10:10 a.m. Central Time.
A copy of the Management Presentation to be presented by Mr. Halas can be accessed by visiting the Investor Relations section of T-3 Energy’s website at www.t3energyservices.com.
T-3 Energy Services, Inc. provides a broad range of oilfield products and services primarily to customers in the drilling and completion of new oil and gas wells, the workover of existing wells and the production and transportation of oil and gas.

Contact:	James M. Mitchell Senior Vice President and Chief Financial Officer 713-996-4110